                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 13, 2006

                        New Century Equity Holdings Corp.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                     000-28536                 74-2781950
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(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)

   300 Crescent Court, Suite 1110, Dallas, Texas                  75201
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     (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (214) 661-7488
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         Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_| Written  communications  pursuant to Rule 425 under the  Securities
Act (17 CFR 230.425)

         |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

         On April 13, 2006, the Issuer announced that it reached an agreement with all of the parties to the lawsuit filed by Craig Davis (the "Lawsuit") to settle the Lawsuit and all claims relating thereto. The principal terms of the settlement (the "Settlement") include, but are not limited to, the following:
(a) the Issuer's insurance carrier will contribute to a settlement fund (the
"Settlement Fund") in connection with the Settlement and also reimburse the
Issuer for certain legal and professional fees, which will also be contributed to the Settlement Fund, (b) Parris H. Holmes, Jr., the former Chief Executive
Officer and a former director of the Issuer will contribute $150,000 to the
Settlement Fund, (c) Counsel for the plaintiff in the Lawsuit has requested payment of $935,000 for fees and expenses relating to the Lawsuit from the
Settlement Fund and the defendants in the Lawsuit have agreed not to object to the award of such fees and expenses, (d) the balance in the Settlement Fund after payment of legal fees to counsel for the plaintiff is estimated to be approximately $2.26 million, which amount will be distributed to stockholders of the Issuer after the final approval of the Settlement by the Delaware Chancery
Court. A record date will be established following approval of the Settlement by the Delaware Chancery Court. Stockholders of the Issuer as of the record date will be entitled to participate in the distribution from the Settlement Fund, however, the former directors of the Issuer who were parties to the Settlement will not be entitled to receive any distributions from the Settlement Fund.
Approval of the Settlement by the Delaware Chancery Court is expected to take two to four months.

         Through March 31, 2006, the Issuer had incurred approximately $1.6 million in legal and professional fees in connection with the Lawsuit in excess of the $500,000 retention provided for under the Issuer's insurance policy. The
Issuer plans to vigorously pursue reimbursement for the legal and professional fees which the Issuer's insurance carrier has not yet agreed to reimburse.

         A copy of the press release announcing the Settlement is attached as an exhibit hereto.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number    Description
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99.1              Press Release, dated April 13, 2006.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEW CENTURY EQUITY HOLDINGS CORP.

Date: April 18, 2006                     By:  /s/ John P. Murray
                                            --------------------------------
                                            Name:  John P. Murray
                                            Title: Chief Financial Officer